UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastern Virginia Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

EASTERN VIRGINIA BANKSHARES, INC.
217 Duke Street
Tappahannock, Virginia 22560
March 24, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on Thursday, April 17, 2003 at 4:00 p.m. at the Bethpage Conference Center, 679 Browns Lane, Urbanna, Virginia.

At the Annual Meeting, you will be asked to elect nine directors for terms of one year, to approve the Company’s 2003 Stock Incentive Plan and to ratify the appointment of independent auditors for the Company for 2003.  Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted.  Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope.  The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ JOE A. SHEARIN

Joe A. Shearin President and Chief Executive Officer

EASTERN VIRGINIA BANKSHARES, INC.
217 Duke Street
Tappahannock, Virginia 22560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eastern Virginia Bankshares, Inc. (the “Company”) will be held on Thursday, April 17, 2003, at 4:00 p.m. at Bethpage Conference Center, 679 Browns Lane, Urbanna, Virginia, for the following purposes:

1.	To elect nine directors to serve for terms of one year each expiring at the 2004 annual meeting of shareholders;

2.	To approve the Company’s 2003 Stock Incentive Plan;

3.	To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Company for the fiscal year ending December 31, 2003; and

4.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on March 14, 2003, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ STACY CARLSON

Stacy Carlson Corporate Secretary

March 24, 2003

EASTERN VIRGINIA BANKSHARES, INC.
217 Duke Street
Tappahannock, Virginia 22560

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $2.00 per share (“Common Stock”), of Eastern Virginia Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 17, 2003, at 4:00 p.m. at Bethpage Conference Center, 679 Browns Lane, Urbana, Virginia, and any duly reconvened meeting after adjournmentthereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, or by executing a proxy dated as of a later date.  It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 24, 2003, to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.  The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On March 14, 2003, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,851,035 shares of Common Stock issued and outstanding.  Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum.  Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner.  Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner.  Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.”  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting.  However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nine directors will be elected at the Annual Meeting.  The individuals listed below are nominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting.  Joe A. Shearin, the President and Chief Executive Officer of the Company, is a nominee as provided in his employment agreement with the Company.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.  If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nine nominees named below.  If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.  If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year each individual was first elected to the Board of Directors.

 Nominees for Election Whose Terms Expire in 2004

Name (Age) of Director	Date First Elected	Principal Occupation During Past 5 Years

W. Rand Cook Age 49	1997	Attorney with McCaul, Martin, Evans & Cook, P.C. in Mechanicsville, Virginia. Chairman of the Board of the Company currently and a Director of Hanover Bank from 2000 through 2002.

F. L. Garrett, III Age 63	1997	Realtor in Essex County, Virginia. Vice Chairman of the Board of the Company and Chairman of the Board of Southside Bank since 1997 and a Director of Southside since 1982

F. Warren Haynie, Jr. Age 64	1997	Attorney at Law, Lottsburg, Virginia and a Director of Bank of Northumberland from 1987 through 2002

.
William L. Lewis Age 52	1997	Attorney with William L. Lewis, P.C. in Tappahannock, Virginia and a Director of Southside Bank from 1989 through 2002.

Charles R. Revere Age 64	2002	President of Revere Gas and Appliance and a Director of Southside Bank from 1988 through 2002.

Name (Age) of Director	Date First Elected	Principal Occupation During Past 5 Years

Joe A. Shearin Age 46	2003

President and Chief Executive Officer of the Company Since August 2002, and President and Chief Executive Officer of Southside Bank since 2001.  Previously he was Senior Vice President/City Executive for BB&T for three years, and Executive Vice President of First Federal Savings Bank before joining BB&T.

Howard R. Straughan, Jr. Age 73	2001	Retired Banker, and a Director of Bank Northumberland since 1994

Leslie E. Taylor Age 54	2000	CPA with Leslie E. Taylor, CPA, PC, Tappahannock, Virginia and a Director of Southside Bank from 1989 through 2002.

Jay T. Thompson, III Age 46	2000	Owner of Mechanicsville Drug Store, Mechanicsville, Virginia and Chairman of Hanover Bank since 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

 Security Ownership of Management
The following table sets forth, as of March 1, 2003, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors all of whom are also director nominees, by each of the current and former executive officers named in the “Summary Compensation Table” below and by all current directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Beneficial Ownership		Percent of Class (%)

W. Rand Cook	2,292		*
F. L. Garrett, III	25,055		*
F. Warren Haynie, Jr.	17,586		*
William L. Lewis	26,610	**	*
Charles R. Revere	2,448		*
Howard R. Straughan, Jr.	95,334		1.97%
Joe A. Shearin	527		*
Leslie E. Taylor	1,517		*
Jay T. Thompson, III	13,719		*
Lewis R. Reynolds	18,261		*
Ned Stephenson	8,237
Joseph H. James	—		*
William E. Martin, Jr.	950		*
All present executive officers and directors as a group (14 persons)	186,965		3.85%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
**	Includes 7,275 shares held in estates and trusts for which Director Lewis has fiduciary responsibility, but not pecuniary interest.

Security Ownership of Certain Beneficial Owners

As of March 1, 2003, to the Company’s knowledge, no one person beneficially owns more than five percent of the outstanding shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock.  Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2002, all filing requirements applicable to its officers and directors were complied with.

The Board of Directors and its Committees

There were 14 meetings of the Board of Directors in 2002.  Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2002.

The Board of Directors has, among others, a standing Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.  The Board also has a Building Committee responsible for overseeing the construction of the Company’s in-progress Corporate Headquarters facility on Hospital Lane in Tappahannock, Virginia.

Executive Committee. The Executive Committee acts for the Board of Directors when the Board is not in session, and consists of Messrs. Cook, Haynie, Lewis, and Revere.  The Executive Committee met 13 times during the year ended December 31, 2002.

Audit Committee. The Audit Committee acts for the Board to recommend selection of independent certified public accountants and the internal auditors, to approve the scope of the independent and internal auditors’ audits, to review the reports of examination by both independent and internal auditors and regulatory agencies, and to issue periodic reports to the Board of Directors.  The Audit Committee is composed of Leslie E. Taylor, F. Warren Haynie, Jr., Charles R. Revere and Howard R. Straughan, Jr.  All members of the Audit Committee are independent directors.  The Audit Committee met five times during 2002.

Compensation Committee.  The Compensation Committee consists of Howard R. Straughan, Jr., F. L. Garrett, III, Charles R. Revere and J. T. Thompson.  This committee recommends the compensation to be paid to the executive officers of the Company and administers all incentive and stock option plans to the benefit of such officers and directors eligible to participate in such plans.  The initial meeting of this Committee occurred in February, 2003.

Nominating Committee.  The Nominating Committee consists of William L. Lewis, F. L. Garrett, III, Leslie E. Taylor and J. T. Thompson.  The committee held its first meeting in February 2003 and selected the nominees listed in this proxy statement to be voted on for election as Directors.  The Nominating Committee will accept for consideration shareholder’s nominations for directors if made in writing.   Such a shareholder nomination must include the nominee’s written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear an the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice.  Nominations must be received by the Company’s Secretary at the Company’s principal office in Tappahannock, Virginia, no later than February 15, 2004 in order to be considered for the next annual election of directors.

Director Compensation

As compensation for their services to the Company, each member of the Board of Directors receives a monthly retainer of $200, plus an additional $600 for each Board meeting attended and $200 for each committee meeting attended.  The Chairman of the Board receives an additional $1,000 per month retainer.  Board members who are also officers do not receive any additional compensation above their regular salary for attending committee meetings.  In 2002, directors received $90,400 in the aggregate as compensation for their services as directors.  Directors are also eligible to receive stock options and received a total of 500 shares in such options in 2002.

Executive Compensation
The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

Summary Compensation Table

		Annual Compensation		Other Annual Compensation	Long-Term Compensation	All Other Compensation

Name and Position	Year	Salary	Bonus		Securities Underlying Options

				(1)	(2)	(3)
Joe A. Shearin (4)	2002	$156,000	$150	—	1,995	$1,877
President and Chief Executive	2001	70,295	163	—	—	138
Officer of the Company and of Southside Bank	—	—	—	—	—
Ned Stephenson	2002	$115,480	—	—	2,000	$1,650
President and Chief Executive	2001	105,000	$2,000	—	—	2,100
Officer of the Company until August 2002	2000	95,844	722	—	—	1,754
Lewis R. Reynolds	2002	$111,815	$13,425	—	1,800	$2,519
Senior Vice President of the	2001	101,650	19,832	—	—	2,039
Company and President of Bank of Northumberland	2000	97,204	19,988	—	—	1,942
Joseph H. James	2002	$96,000	$15,000	—	1,100	$2,235
Senior Vice President and	2001	90,457	—	—	—	603
Chief Operations Officer	2000	42,700	—	—	—	—
William E. Martin, Jr.	2002	$96,324	$9,000	—	1,800	$3,160
Senior Vice President of the	2001	91,804	—		—	2,754
Company and President of Hanover Bank	2000	74,746	—		—	2,242

(1)	The amount of compensation in the form of perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year.
(2)	Year 2002 options were granted at an exercise price of $16.10 per share
(3)	Amounts presented represent matching contributions by the Company to the Company’s 401 (k) plan.
(4)	Mr. Shearin’s employment with the Company commenced in August 2001.

Stock Options
The Company’s 2000 Stock Option Plan provides for the granting of both incentive and non-qualified stock options to executive officers, key employees and directors of the Company and its subsidiaries. No restricted stock options awards have been granted to executives or employees of the Company.  The following table provides certain information concerning stock options granted during 2002 to the named executive officers.

Option Grants in 2002

	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2002	Exercise Price per Share	Expiration Date

Joe A. Shearin	1,995	6.53%	$16.10	04/01/2012
Ned Stephenson (2)	2,000	6.55%	16.10	09/01/2003
Lewis R. Reynolds	1,800	5.89%	16.10	04/01/2012
Joseph H. James	1,100	3.60%	16.10	04/01/2012
William E. Martin, Jr.	1,800	5.89%	16.10	04/01/2012

(1)	With the exception of the grant to Mr. Stephenson, all options vest fully on the fourth year anniversary of the date of grant.

(2)

Mr. Stephenson’s employment with the Company terminated in August 2002.  Mr. Stephenson acquired the 2,000 shares of common stock disclosed in the table upon the exercise of an option that had fully vested in connection with the termination of his employment.

The following table shows certain information with respect to the number and value of options exercised in 2002 and the value of unexercised options at year end for the named executive officers.

Stock Option Exercises in 2002 and Year-End Option Values

	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Unexercised Underlying Options December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Joe A. Shearin	1,995	—	—	1,995	$—	$3,591
Ned Stephenson	2,000	$2,340	—	—	—	—
Lewis R. Reynolds	1,800	—	—	1,800	—	3,240
Joseph H. James	1,100	—	—	1,100		1,980
William E. Martin, Jr.	1,800	—	—	1,800	—	3,240

(1)	Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2002

(2)

Mr. Stephenson’s employment with the Company terminated in August 2002.  Mr. Stephenson acquired the 2,000 shares of common stock disclosed in the table upon the exercise of an option that had fully vested in connection with the termination of his employment.

The Company has a defined-benefit pension plan provided through the Virginia Bankers Association Insurance Trust.  Benefits are based on an employee’s salary at the time of retirement, normally at age 65.  All active, full-time employees of the Company and its subsidiaries, except those employed by Hanover Bank (a wholly owned subsidiary of the Company) and by Eastern Virginia Bankshares Investment

Company (owned jointly by the three banks), are eligible to participate in the plan at age 21 with one year of service.  Employees do not contribute to the plan, and a participant becomes 100% vested upon completion of five years of service.  Directors who are full-time employees are eligible for participation.  The estimated annual benefits payable upon retirement are as follows:

	Years of Service

Remuneration	15	20	25	30	35

$25,000	6,938	9,250	11,563	12,500	13,438
$40,000	11,618	15,490	19,363	21,035	22,708
$55,000	17,468	23,290	29,113	31,910	34,708
$75,000	25,268	33,690	42,113	46,410	50,708
$100,000	35,018	46,690	58,363	64,535	70,708
$125,000	44,768	59,690	74,613	82,660	90,708
$150,000	54,518	72,690	90,863	100,785	110,708
$175,000	62,318	83,090	103,863	115,285	126,708

The estimated credited years of service for Messrs. Shearin, Reynolds, James and Martin are 1, 31, 2 and 2 years, respectively.

The benefits in the table are calculated on the basis of a 50% joint and survivor annuity, assuming that at retirement, the age of the employee’s spouse is 62.  Benefits are not subject to deduction for Social Security offset amounts.  Benefits are based on an employee’s salary for the 5 years that precede retirement.  Mr. Stephenson, whose employment with the Company terminated in August, 2002, has 15 credited years of service.

Equity Compensation Plans
The following table summarizes information as of December 31, 2002, relating to the Company’s 2000 Stock Option Plan, pursuant to which grants of options to acquire shares of common stock may be granted from time to time.

Equity Compensation Plan Information

(year ended December 31, 2002)

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)

Equity Compensation Plans Approved by Shareholders 2000 Stock Option Plan	30,555	$16.10	367,445	(2)
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—

Total	30,555	$16.10	367,445

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options.
(2)	The 2000 Stock Option Plan permits grants of stock options up to 400,000 shares.
(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Report on Executive Compensation

The following Report on Executive Compensation and the Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The primary objective of the Company’s executive compensation program is to attract and retain highly skilled executive officers who will assist in promoting growth and profitability while enhancing shareholder value.  The Board of Directors, based on the recommendation of the President and Chief Executive Officer, determines compensation for Holding Company Executive Officers.  The President conducts an extensive performance evaluation on every executive officer, and that evaluation accompanies the salary recommendation. The Committee reviewed a comparative compensation analysis consisting of compensation data from a peer group of regional banks of similar size.  This analysis was conducted by an independent benefit consulting group and used as a benchmark in determining the range acceptable for the related jobs.

Each bank subsidiary is responsible for establishing the salaries and bonuses for their respective executive officers.  The respective boards independently establish executive compensation at levels that are competitive in the markets they serve.

Compensation Committee

Howard R. Straughan, Jr., Chairman
W. Rand Cook
F. L. Garrett, III
Charles R. Revere
J. T. Thompson
Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors served as the compensation committee for all employees of the parent company, Eastern Virginia Bankshares, Inc. until January 17, 2002, when the compensation committee was formed.  Each subsidiary bank has a separate compensation committee or salary committee for all employees of that bank, including the CEO of that bank.  With the exception of Joe A. Shearin who is a full time employee of the Company and one of the subsidiary banks, none of the members of the Board of Directors of the Company has served as an employee of Eastern Virginia Bankshares, Inc. or any of its affiliates.

Shareholder Return On Investment

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return with that of the S & P 500 Index and with the SNL $250M-$500M Bank Index, and the SNL Mid-Atlantic bank index, assuming $100 investments in each on January 2, 1998, with dividends reinvested.  Prior to January 2, 1998, there was no known market in the Company’s stock.

	Period Ending

Index	01/02/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Eastern Virginia Bank shares, Inc.	100.00	103.76	115.77	90.54	92.68	120.53
S&P 500	100.00	127.93	154.86	140.75	124.03	96.49
SNL $250M-$500M Bank Index	100.00	89.85	83.59	80.48	114.35	147.45
SNL Mid-Atlantic Bank Index	100.00	110.19	140.00	171.56	161.68	124.35
EVB actual stock price	17.25	17.50	19.00	14.375	14.20	17.90

Employment Contracts and Termination and Change in Control Arrangements

The Company and each of Joe A. Shearin and Joseph H. James are parties to an employment agreement entered into as of January 6, 2003 and January 8, 2003, respectively.  Mr. Shearin’s employment agreement provides for him to serve as President and Chief Executive Officer of the Company and President of Southside Bank and provides for a base salary of $188,000.  His employment agreement is for a rolling three-year term.  Mr. James’s employment agreement provides for him to serve in an executive officer capacity and provides for a base salary of $96,000.  His employment agreement currently terminates on December 31, 2004.  On each December 31, beginning with December 31, 2003, the term of his employment agreement will be renewed and extended by one year.

Each employment agreement may be terminated by the Company with or without cause.  If the officer resigns for “good reason” or is terminated without “cause” (as those terms are defined in the employment agreement), however, he is entitled to salary and certain benefits for the remainder of his contract.  If the officer’s employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annualized cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  If termination of employment due to a change in control had occurred as of February 28, 2003, Mr. Shearin would have been entitled to severance payments amounting to approximately $518,953 and Mr. James would have been entitled to severance payments amounting to approximately $287,107.

Each agreement also contains a covenant not to compete that is in effect while the individual is an officer and employee of the Company and for a 12-month period after the termination of his employment.

The Company’s subsidiary Bank of Northumberland has employment agreements with certain Bank executive officers, including Mr. Reynolds to serve as officers of Bank of Northumberland.  The contract was initially for a five-year term that expired on November 13, 2001.  The contract currently is automatically renewed for successive terms of one year at a time, unless the contract is terminated by Bank of Northumberland or Mr. Reynolds.  Mr. Reynolds salary is determined at the sole discretion of Bank of Northumberland’s Board of Directors, with a minimum 1996 salary of $72,628.  In the event that the officer’s employment is terminated under this agreement within six months before or 18 months after a change of control of Bank of Northumberland, the officer is entitled to receive the greater of (i) his current salary and benefits or (ii) the level of such salary and benefits in effect over the most recent 12 months preceding the date of his termination of employment.  The officer would be eligible to receive this compensation subsequent to his termination in these circumstances over the longer of (i) an additional 12 months, or (ii) the remainder of his unexpired term.

Transactions with Management

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.  These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

There were no transactions during 2002 between the Company’s directors or officers and the Company’s retirement or profit sharing plans, nor are there any proposed transactions.  Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

PROPOSAL TWO

APPROVAL OF
EASTERN VIRGINIA BANKSHARES, INC.
2003 STOCK INCENTIVE PLAN

General

On February 20, 2003, the Board of Directors of the Company approved the Eastern Virginia Bankshares, Inc. 2003 Stock Incentive Plan (the “2003 Plan”), subject to shareholder approval.  The 2003 Plan is intended to provide a means for selected key employees and directors of the Company and its subsidiaries to increase their personal financial interest in the Company, thereby stimulating their efforts and strengthening their desire to remain with the Company.

The 2003 Plan amends and restates the Company’s 2000 Stock Option Plan (the “2000 Plan”), which was approved by the Board of Directors on September 21, 2000 and submitted to and approved by the Company’s shareholders on April 19, 2001.  The 2003 Plan permits the issuance of options qualifying as Incentive Stock Options (“ISOs”) and Non-Qualified Stock Options (“NQSOs”) and the award of Stock Appreciation Rights (“SAR’s”), Common Stock, Restricted Stock, and Phantom Stock to directors and eligible officers and employees of the Company and its subsidiaries upon such terms as the Board of Directors may determine, consistent with the terms of the 2003 Plan.  The 2000 Plan permitted only the issuance of ISOs and NQSOs.

The principal features of the 2003 Plan are summarized below.  The summary is qualified by reference to the complete text of the 2003 Plan, which is attached to this Proxy Statement as Exhibit A.

The 2003 Plan

The 2000 Plan authorizes the issuance of up to 400,000 shares of Common Stock to assist the Company in recruiting and retaining key management personnel.  As an amended and restated version of the 2000 Plan, the 2003 Plan similarly authorizes the issuance of up to 400,000 shares of Common Stock.  Of the 400,000 authorized shares under the 2003 Plan, 80,000 shares are available for grant only as Reload Options (as defined below).

As of the date of this Proxy Statement, options to purchase 31,095 shares have been granted, all of which were granted under the 2000 Plan.  As a result, 368,905 shares remain available for grants and awards under the 2003 Plan.  As of March 4, 2003, the market value of the 400,000 shares that are issuable in the aggregate under the 2003 Plan, as amended, was $8,515,600.

The following table sets forth information relating to all grants of stock options under the 2003 Plan, including grants under the 2000 Plan, to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

	Number of Securities Underlying Options Granted (1)	Exercise or Base Price ($/Share)	Value of Unexercised In-the-Money Options at March 4, 2003($) (2)

Joe A. Shearin	1,995	16.10	10,352
Ned Stephenson (3)	2,000	16.10	0
Lewis R. Reynolds	1,800	16.10	9,340
Joseph H. James	1,100	16.10	5,708
William E. Martin, Jr.	1,800	16.10	9,340
Executive Group	8,695	16.10	34,740
Non-Executive Director Group	500	16.10	2,595
Non-Executive Officer Employee Group	21,900	16.10	113,639

(1)

Stock options were awarded at the closing sale prices of a share of Common Stock as reported on the Nasdaq SmallCap Market on the date of award.  Amounts disclosed represent shares of Common Stock issuable upon the exercise of stock options granted under the 2000 Plan.

(2)

The value of in-the-money options was calculated by determining the difference between the closing price of a share of Common Stock as reported on the Nasdaq SmallCap Market on March 4, 2003 and the exercise price of the options.

(3)

Mr. Stephenson’s employment with the Company terminated in August 2002.  Mr. Stephenson acquired the 2,000 shares of common stock disclosed in the table upon the exercise of an option that had fully vested in connection with the termination of his employment.

The Company intends to continue to grant options to purchase shares of Common Stock under the 2003 Plan to directors, eligible officers and key employees.  No determination has been made as to which of the persons eligible to participate in the 2003 Plan will receive awards under the 2003 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of participants are not presently determinable.

Administration

The 2003 Plan is administered by the Board of Directors.  The Board of Directors has the sole discretion, subject to certain limitations, to interpret the 2003 Plan; to select plan participants; to determine the type, size, terms and conditions of awards under the 2003 Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the 2003 Plan.  All determinations of the Board of Directors are conclusive.  All expenses of administering the 2003 Plan will be borne by the Company.

Eligibility

Any employee or director of the Company or its subsidiaries who, in the judgment of the Board of Directors, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary is eligible to participate in the 2003 Plan.

Individual Agreements

The Board of Directors has broad authority to fix the terms and conditions of the individual agreements with participants.  All awards granted under the 2003 Plan are intended to comply with the applicable requirements of Rule 16b-3 under the Exchange Act, which exempts grants and awards under qualifying employee benefit plans from certain “short-swing” profit recovery provisions of the Exchange Act.

Shares Available

Subject to the provisions of the 2003 Plan providing for proportional adjustments in the event of various changes in the capitalization of the Company, no more than 400,000 shares of authorized but unissued Common Stock may be issued pursuant to the 2003 Plan.

Of the 400,000 shares authorized under the 2003 Plan, 80,000 shares can be issued only as Reload Options.  A Reload Option is a new option granted at current fair market value to purchase the number of shares of Common Stock that an optionee delivers to the Company as payment for the exercise of an outstanding Option.  Since the effect of a grant of a Reload Option is to replace the number of shares of Common Stock used to pay the exercise price of an outstanding Option, the authorization of shares of Common Stock for grants of Reload Options will not result in any additional dilution of the percentage interests of shareholders.

Any shares of Common Stock subject to an ISO, NQSO or SAR that are not issued prior to the expiration of such grants, or any Restricted Stock award that is forfeited, will again be available for award under the 2003 Plan.

Grants and Awards under the Stock Incentive Plan

The principal features of grants and awards under the 2003 Plan are summarized below.  The Board of Directors may prescribe such terms and conditions under which a participant’s rights under the 2003 Plan vest.

Stock Options.  The Board of Directors may authorize the grant of either ISOs, as defined under Section 422 of the Internal Revenue Code of 1986, or NQSOs (collectively, “Options”), which are subject to certain terms and conditions including the following:

•

the option price per share will be determined by the Board of Directors, but for ISOs will not, in any event, be less than 100 percent of the fair market value of Common Stock on the date that the Option is granted;

•	the term of the Option will be fixed by the Board of Directors, but the maximum period in which an ISO may be exercised shall not, in any event, exceed 10 years from the date that the ISO is granted;
•	Options will not be transferable other than by will or the laws of descent and distribution;

•

the purchase price of Common Stock issued upon exercise of an Option will be paid in full to the Company at the time of the exercise of the Option in cash, or at the discretion of the Board of Directors, by surrender to the Company of previously acquired shares of Common Stock, which will be valued at the fair market value of such shares on the date preceding the date that the Option is exercised;  the Company will agree to cooperate in a “cashless exercise” to the extent permitted under applicable laws and regulations;

•	an Option may expire upon termination of employment or within a specified period of time after termination of employment as provided by the Board of Directors;
•

the aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000; and

•

the Board of Directors may elect to cash out all or part of the portion of any Option to be exercised by a participant by payment in cash or Common Stock of an amount determined in accordance with the 2003 Plan.

Stock Appreciation Rights.  The Board of Directors may grant a SAR with or without a related Option.  In the case of a SAR issued in connection with a related Option, the SAR can be exercised at such times, to such extent, and by such persons as the Option to which it relates.  Otherwise, the maximum period in which a SAR may be exercised shall be determined by the Board of Directors.  Each SAR (other than limited SARs) will entitle the participant to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the lesser of

•	the excess of the fair market value of a share of Common Stock at the time of exercise over the fair market value of a share of Common Stock on the date of grant of the SAR or
•	the fair market value of a share of Common Stock on the date of grant.

At the discretion of the Board of Directors, all or part of the payment in respect of a SAR may be in cash in lieu of Common Stock.  A SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the fair market value of a share of Common Stock exceeds the option price of the related Option.

Common Stock and Restricted Stock.  The Board of Directors may authorize the award of Common Stock and/or Restricted Stock to a participant.  In the case of Restricted Stock, the Board of Directors may prescribe that the participant’s rights in the Restricted Stock shall be forfeited or otherwise restricted for a period of time set by the Board of Directors and/or until certain financial performance objectives are satisfied as determined by the Board of Directors in its sole discretion.  During the period of restriction, a participant will be entitled to beneficial ownership of the Restricted Stock, including the right to receive dividends, warrants and rights and the right to vote the shares, but will not be entitled to certificates representing the Restricted Stock or to sell, transfer, assign, pledge or otherwise dispose of the shares.  Subject to any restrictions that may be imposed by applicable securities or other laws or regulations, the Board of Directors may award Common Stock to a participant that is not forfeitable and is free of all other restrictions.

Phantom Stock.  The Board of Directors may award shares of Phantom Stock to a participant by means of a bookkeeping entry on behalf of such participant by which his or her account is credited (but not funded) as though shares of Common Stock had been transferred to such account.  The Board of Directors may specify the number of shares of Common Stock covered by such awards and may prescribe the terms and conditions under which a participant’s right to receive payment for Phantom Stock shall become vested.  A participant to whom shares of Phantom Stock have been awarded shall generally have none of the rights of a shareholder with respect to such shares.  A participant’s Phantom Stock account may be credited, however, with cash or stock dividends declared with respect to shares of Common Stock represented by shares of Phantom Stock.  Payment to a participant for shares of Phantom Stock credited to his or her account may be made in cash, shares of Common Stock or a combination of both.  Any Phantom Stock awarded under the 2003 Plan is nontransferable except by will or the laws of descent and distribution.

Change of Control

At the discretion of the Board of Directors, in the event of a Change in Control, any outstanding Option, SAR or Phantom Stock may become fully exercisable and vested to the full extent of the original grant and any restrictions applicable to Restricted Stock outstanding on the date of a Change in Control shall lapse, such that the Restricted Stock becomes free of all restrictions and fully vested, nonforfeited and transferable to the full extent of the original grant.  The Board of Directors may also provide that under such circumstances a participant may elect to receive, in exchange for shares that were Restricted Stock, a cash payment equal to the fair market value of the shares surrendered.  Under the 2003 Plan, a “Change of Control” shall be deemed to have taken place if

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of Common Stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company, or

•

as the result of, or in connection with, any cash or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Amendment or Termination

The Board of Directors may amend or terminate the 2003 Plan.  No amendment, however, may become effective until shareholder approval is obtained if the amendment

•	materially increases the aggregate number of shares that may be issued pursuant to Options and Common Stock or Restricted Stock awards,
•	materially increases the benefits to participants under the 2003 Plan, or
•	materially changes the requirements as to eligibility for participation in the 2003 Plan.

No amendment shall, without a participant’s consent, adversely affect any rights of such participant under any Option, SAR, Restricted Stock or Phantom Stock award outstanding at the time that such amendment is made.  No amendment shall be made if it would disqualify the 2003 Plan from the exemption provided by Rule 16b-3.

Duration of Plan

No Option, SAR, Common Stock, Restricted Stock or Phantom Stock award may be granted under the 2003 Plan after April 17, 2013.  Options, SARs, Restricted Stock and Phantom Stock awards granted on or before April 17, 2013, shall remain valid in accordance with their terms.

Tax Status

Under current federal income tax laws, the principal federal income tax consequences to participants and to the Company of the grant and exercise of ISOs, NQSOs and SARs, or the award of Common Stock and Phantom Stock, or the award of Restricted Stock and the lapse of restrictions thereon, pursuant to the provisions of the 2003 Plan, are summarized below.  The 2003 Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Incentive Stock Options.  No income results to a participant upon the grant or exercise of an ISO, provided that (i) the participant does not dispose of the option stock within two years after grant of the Option or one year after the receipt of the option stock by the participant (a “disqualifying disposition”) and (ii) the participant is an employee of the Company or a subsidiary at all times during the period commencing on the date of grant and ending on the date three months (or 12 months in the case of a participant who is totally and permanently disabled) prior to the date of exercise.  Upon exercise, however, the participant must include the excess of the fair market value of the option stock over the Option Price as a positive adjustment item for purposes of the alternative minimum tax applicable to the participant. In the event of a disposition of option stock following the expiration of two years after the grant of the Option or one year after the transfer of such stock to the participant, any gain or loss, equal to the difference between the amount realized upon such disposition and the Option Price, generally will be taxable as capital gain or loss.  In the event of a disqualifying disposition of option stock prior to the expiration of the two or one year holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of the option stock at the time of exercise (or the amount realized upon such disposition, if less) over the Option Price.  In the event that an Option fails to qualify as an ISO or loses its status as an ISO, it will be treated as an NQSO.

No deduction is allowable to the Company upon the grant or exercise of an ISO.  In the event that a participant recognizes ordinary income as a result of a disqualifying disposition of the option stock, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Non-Qualified Stock Options.  No income is recognized upon the grant of a NQSO to a participant assuming that the Option does not have a readily ascertainable fair market value at the time of the grant.  The participant recognizes ordinary income upon exercise of the NQSO, which is subject to withholding by the Company, equal to the excess of the fair market value of the option stock on the date of exercise over the Option Price.  When a participant exercises an NQSO, his tax basis in the shares received will generally be equal to the cash paid upon exercise plus the amount taxable as ordinary income to the participant.  The Company is allowed a deduction at the time and in an amount equal to the ordinary income recognized by the participant.

Stock Appreciation Rights.  A participant is not subject to tax upon the grant of an SAR.  Instead, a participant realizes ordinary income upon exercise of a SAR, which is subject to withholding by the Company, in an amount equal to the cash and the fair market value of the Common Stock received.

The Company does not receive a compensation deduction when the SAR is granted but is entitled to a deduction at the time that the participant recognizes ordinary income upon the exercise of the SAR.

Common Stock and Restricted Stock.  The participant recognizes ordinary income, which is subject to withholding by the Company, upon the receipt of an award of Common Stock equal to the fair market value of the Common Stock.  A participant generally will not recognize taxable income upon the award of Restricted Stock.  The recognition of income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income equal to the fair market value of the Restricted Stock at that time.  A participant may, however, elect to be taxed at the time of the award of Restricted Stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of such stock at the time of the award determined without regard to any of the restrictions thereon.

The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to an award of Common Stock or Restricted Stock.

Phantom Stock.  A participant will generally not recognize taxable income upon the award of Phantom Stock.  The participant, however, will recognize ordinary income, which is subject to withholding by the Company, upon the payment in cash and/or Common Stock for the Phantom Stock.  The amount included in the participant’s income will equal the amount of cash and the fair market value of the Common Stock received.

The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the Phantom Stock.

In addition to the limitations described above on the Company’s right to a corresponding business expense deduction, Section 162(m) of the Internal Revenue Code generally imposes, subject to certain exceptions, a $1,000,000 limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers.  The Company can make no assurances that future compensation deductions will not be limited by the provisions of Section 162(m).

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.  AN AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed, subject to shareholder approval, the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003.  Yount, Hyde & Barbour, P.C. has audited the financial statements of the Company for 5 years.  A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent public accountants.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

Report of the Audit Committee
The Audit Committee’s Report to Shareholders, which follows was approved and adopted by the Committee on March 18, 2003, and by the Board of Directors on March 20, 2003.  The Audit Committee consists of four directors listed at the conclusion of this report, each of whom qualifies as an independent director under current listing standards of the National Association of Securities Dealers, Inc.  The Audit Committee met five times during 2002.

The Audit Committee has:
(1)	reviewed and discussed with management the audited financial statements included in the Company’s Annual Report and Form 10-K;
(2)

discussed with the Company’s independent auditors, Yount, Hyde & Barbour, P.C., the matters required by Statement of Auditing Standards 61, and has received communications from and discussed with the auditors, their independence disclosures required by Independence Standards Board Standard No. 1;

(3)	discussed with the independent auditors the overall scope and plans for their respective audits;
(4)

discussed with the Company’s internal auditors the scope and plans for their audit of the Company and its subsidiary banks and more than doubled the contracted audit hours for the period October 1, 2002 through December 31, 2003; and

(5)	contracted with a consulting firm to conduct an internal control review of the Company and its subsidiary banks beginning in early 2002 and to be completed by year end 2003.

Fees of Independent Public Accountants
Audit Fees
The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year was $64,515.

Financial Information System Design and Implementation Fees
There were no fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered to the Company for the fiscal year ended December 31, 2002, for the design and implementation of financial information systems.

All Other Fees
The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. for all other non-audit services rendered to the Company for the fiscal year ended December 31, 2002 was $13,465.  Other non-audit services generally include tax-related filings and specialized audits required for the Federal Home Loan Bank.

Based on its review and discussions with the external auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

The Audit Committee
Leslie E. Taylor, Chairman	Charles R. Revere
F. Warren Haynie, Jr.	Howard R. Straughan, Jr.

PROPOSALS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2004 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 217 Duke Street, Tappahannock, Virginia 22560, no later than November 25, 2003, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.  The Company presently anticipates holding the 2004 annual meeting of shareholders on Thursday, April 15, 2004.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings.  For a shareholder to nominate a candidate for director at the 2004 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2004 annual meeting.  The notice must describe various matters regarding the nominee and the shareholder giving the notice.  For a shareholder to bring other business before the 2004 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2004 annual meeting.  The notice must include a description of the proposed business, the reasons therefor, and other specified matters.  Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.  Based upon an anticipated date of April 15, 2004 for the 2004 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 15, 2004 and no earlier than January 16, 2004.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.  A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2002 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO RONALD L. BLEVINS, WHOSE ADDRESS IS P.O. BOX 1455,  TAPPAHANNOCK, VIRGINIA 22560.  THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Exhibit A

EASTERN VIRGINIA BANKSHARES, INC.
STOCK INCENTIVE PLAN

Article I

DEFINITIONS

          1.01     Affiliate means any “subsidiary” or “parent corporation” (within the meaning of Section 424 of the Code) of the Company.

          1.02     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

          1.03     Award means an award of Common Stock, Restricted Stock and/or Phantom Stock.

          1.04     Board means the Board of Directors of the Company.

          1.05     Change of Control means and shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, who after the effective date of the Plan becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of Directors of the Company; or, (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

          1.06     Change of Control Date is the date on which an event described in (i) or (ii) of Section 1.05 occurs.

          1.07     Code means the Internal Revenue Code of 1986, and any amendments thereto.

          1.08     Common Stock means the Common Stock of the Company.

          1.09     Company means Eastern Virginia Bankshares, Inc.

          1.10     Fair Market Value means, on any given date, the average of the bid and asked prices at closing of a share of Common Stock on the Market on such day or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Board may select, or if the Common Stock does not trade on the Nasdaq Stock Market, the value that the Board, in its good faith business judgment, shall designate.

          1.11     Grant means the grant of an Option and/or an SAR.

          1.12     Incentive Stock Option means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

          1.13     Initial Value means, with respect to an SAR, the Fair Market value of one share of Common Stock on the date of grant, as set forth in the Agreement.

          1.14     Non-Qualified Stock Option means an option other than an Incentive Stock Option.

          1.15     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

          1.16     Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

          1.17     Participant means an employee or director of the Company or of a Subsidiary who  is selected by the Board to receive a Grant or an Award.

          1.18     Phantom Stock means a bookkeeping entry on behalf of a Participant by which his account is credited (but not funded) as though Common Stock had been transferred to such account.

          1.19     Plan means the Eastern Virginia Bankshares, Inc. Stock Incentive Plan.

          1.20     Restricted Stock means shares of Common Stock awarded to a Participant under Article IX.  Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

          1.21     Rule 16b-3 means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time.

          1.22     SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR or (b) the Initial Value of the SAR.

          1.23     Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.05 hereof.

          1.24     Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article II

PURPOSES

          The Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the award of Common Stock, Restricted Stock, and Phantom Stock, and the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Board at time of grant, and SARs.  No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

Article III

ADMINISTRATION

          The Plan shall be administered by the Board.  The Board shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate.  The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Stock or Phantom Stock.  In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

          Any decision made, or action taken, by the Board or in connection with the administration of this Plan shall be final and conclusive.  All expenses of administering this Plan shall be borne by the Company.

Article IV

ELIGIBILITY

          4.01     General.  Any employee or director of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Board, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary may receive one or more Awards or Grants, or any combination or type thereof.

          4.02     Grants and Awards.  The Board will designate individuals to whom Grants and/or Awards are to be issued and will specify the number of shares of Common Stock subject to each such Grant or Award.  An Option may be granted with or without a related SAR.  An SAR may be granted with or without a related Option.  All Grants or Awards issued under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Board may adopt.  No Participant may be granted Options that are Incentive Stock Options, or related SARs (under all Incentive Stock Option Plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.

          4.03     Reload Options.  The Board shall have the authority to specify at the time of Grant that an optionee shall be granted the right to a further Non-Qualified Stock Option (a “Reload option”) in the event such optionee exercises all or a part of an Option, including a Reload Option (an “Original option”) , by surrendering in accordance with Section 8.02 hereof already owned shares of Common Stock in full or partial payment of the Option Price under such original Option.  Each Reload option shall be granted on the date of exercise of the Original option, shall cover a number of shares of Common Stock not exceeding the whole number of shares of Common Stock surrendered in payment of the Option Price under such Original Option, shall have an Option Price equal to the Fair Market Value on the date of Grant of such Reload Option, shall expire on the stated expiration date of the Original option and shall be subject to such other terms and conditions as the Board may determine.

          4.04     Designation of Option as an Incentive Stock Option or  a Non-Qualified Stock Option.  The Board will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option.  In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

Article V

STOCK SUBJECT TO PLAN

          The maximum number of shares of Common Stock available for Grants and Awards under the Plan shall be 400,000, of which 80,000 shall be available only as Reload Options.  Such maximum number of shares of Common Stock is subject to adjustment as provided in Article XI.  Shares of Common Stock subject to Grants and Awards under the Plan may be authorized but previously unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company.  The grant of a Reload option under the Plan, by restoring an option opportunity on the number of shares of Common Stock surrendered to exercise an Original Option, will encourage a Participant to maximize his ownership interest in the Company without reducing the percentage interests of shareholders.

          If any shares of Restricted Stock are forfeited for which the Participant did not receive any benefits of ownership (other than voting rights), or if any Option or any SAR terminates without being exercised, or if any SAR is exercised for cash, shares of Common Stock subject to such Grants or Awards shall be available for distribution in connection with Grants or Awards under the Plan.

Article VI

OPTION PRICE

          The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Board on the date of grant; provided, however, that in the case of an Option that is an Incentive Stock Option, the price per share shall not be less than the Fair Market Value on such date.

Article VII

EXERCISE OF OPTIONS

          7.01     Maximum Option or SAR Period.  The period in which an option or SAR may be exercised shall be determined by the Board on the date of grant; provided, however that an Incentive Stock Option or related SAR shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted.

          7.02     Nontransferability  Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, the Option and any related SAR must be transferred to the same person or persons, trust or estate.  During the lifetime of the Participant to whom an Incentive Stock Option or related SAR is granted, the Option or SAR may be exercised only by the Participant.  No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

          7.03     Employee Status.  For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

Article VIII

METHOD OF EXERCISE

          8.01     Exercise.  Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine; provided, however, that a SAR that is related to an Option may be exercised only to the extent that the related option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option.  An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the option or SAR could be exercised.  Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or related SAR.  The exercise of an Option shall result in the termination of the SAR to the extent of the number of shares with respect to which the Option is exercised.

          8.02     Payment.  Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash.  If the Agreement provides, payment of all or part of the option Price may be made by withholding shares of Common Stock upon exercise of an Option or by surrendering already owned shares of Common Stock to the Company, provided the shares withheld or surrendered have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.  In addition, the Board may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

          8.03     Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.  At the Board’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  No fractional shares shall be delivered upon the exercise of an SAR but a cash payment will be made in lieu thereof.

          8.04     Shareholder Rights.  No participant shall have any rights as a shareholder with respect to shares subject to his Option or SAR until the date he exercises such Option or SAR.

          8.05     Cashless Exercise.  To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Board, the Company agrees to cooperate in a “cashless exercise” of the Option.  The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

Article IX

COMMON STOCK AND RESTRICTED STOCK

          9.01     Award.  In accordance with the provisions of Article IV, the Board will designate employees to whom an award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such award or awards.

          9.02     Vesting.  In the case of Restricted Stock, on the date of the award, the Board may prescribe that the Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement and/or until certain financial performance objectives are satisfied as determined by the Board in its sole discretion.  Subject to the provisions of Article XII hereof, the Board may award Common Stock to a Participant which is not forfeitable and is free of any restrictions or transferability.

          9.03     Shareholder Rights.  Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

Article X

PHANTOM STOCK

          10.01     Award.  Pursuant to this Plan or a separate plan or an agreement establishing additional terms and conditions, the Board may designate employees to whom awards of Phantom Stock may be made and will specify the number of shares of Common Stock covered by the award.

          10.02     Vesting.  The Board may prescribe such terms and conditions under which a Participant’s right to receive payment for Phantom Stock shall become vested.

          10.03     Shareholder Rights.  A Participant for whom Phantom Stock has been credited generally shall have none of the rights of a shareholder with respect to such Phantom Stock.  However, a plan or agreement for the use of Phantom Stock may provide for the crediting of a Participant’s Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

          10.04     Payment.  Payment to a Participant for Phantom Stock credited to his account shall be made in cash, Common Stock or a combination of both unless otherwise provided in any plan or agreement.

Article XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

          Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Board shall determine to be equitably required, provided that the number of shares subject to any Grant or

Award shall always be a whole number.  Any determination made under this Article XI by the Board shall be final and conclusive.

          The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

Article XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

          No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company may rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Board may deem advisable to assure compliance with Federal and state laws and regulations.  No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIII

GENERAL PROVISIONS

          13.01     Effect on Employment.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

          13.02     Unfunded Plan.  The Plan, insofar as it provides for a Grant or an award of Phantom Stock, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an award of Phantom Stock under this Plan.

          13.03     Change of Control.  At the discretion of the Board, a Participant’s interest in Restricted Stock or phantom Stock may be made nonforfeitable and transferable as of a Change of Control Date.  The Board may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock or Phantom Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the Nasdaq Stock Market prior to receipt by the Company of such written notice.  Notwithstanding any other provision in this Plan to the contrary, unless the Board provides otherwise in an Agreement, a Grant may be exercised immediately in full upon a Change of Control.

          13.04     Rules of Construction.  Headings are given to the articles and sections of this Plan for ease of reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

          13.05     Amendment.  The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options and Common Stock and Restricted Stock awards, (ii) materially increases the benefits to Participants under the Plan, or (iii)-materially changes the class of employees eligible to become Participants.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Grant or Award outstanding at the time such amendment is made, except such an amendment made to cause the Plan to qualify for the Rule 16b-3 exemption.  No amendment shall be made if it would disqualify the Plan from the exemption provided by Rule 16b.  The Board may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, and include in such amendment the right of the Board to pay a Participant cash in lieu of shares of Common Stock upon the termination (by exercise or otherwise) of an Option, but no such amendment shall impair the rights of any Participant without the Participant’s consent except such an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-.

          13.6     Duration of Plan.  No Grant or Award may be issued under this Plan before April 18, 2003, or after April 17, 2013; provided, however, a Grant of a Reload Option may be issued after June 30, 2004, upon the exercise of an Original option as provided in Section 4.03 hereof.

          13.07     Shareholder Approval.  This Plan has been approved by the Board of Directors of the Company and shall be effective as of April 18, 2003 subject, however, to approval by the shareholders of the Company entitled to vote at the 2003 Annual Meeting of Shareholders.

Directions to Bethpage Conference Center

Located in Bethpage Camp – Resort, Urbanna, Virginia

From Tappahannock, Va. :

•  Take Rt. 17 South Approximately 25 miles past Rt. 17 & 360 split.

•  Left on Rt. 616 (Town Bridge Road), go 2.3 miles where road will end.

•  Left on Rt. 602 (Old Virginia Street), go 2 tenths of a mile.

•  Right on Browns Lane, go 7 tenths of a mile.

•  Left into Bethpage Camp – Resort entrance.

•

From West Point, VA. :

•  Take Rt. 33 East to Glenns.

•  Left on Rt. 17 North, go 1 ½ miles (on 17 North) past Hardee’s.

•  Right on Rt. 616 (Town Bridge Road), go 2.3 miles where road will end.

•  Left on Rt. 602 (Old Virginia Street), go 2 tenths of a mile.

•  Right on Browns Lane, go 7 tenths of a mile.

•  Left into Bethpage Camp – Resort entrance.

•

From Gloucester, VA. :

•  Take Rt. 17 North through Glenns, go 1 ½ miles (on 17 North) past Hardee’s.

•  Right on Rt. 616 (Town Bridge Road), go 2.3 miles where road will end.

•  Left on Rt. 602 (Old Virginia Street), go 2 tenths of a mile.

•  Right on Browns Lane, go 7 tenths of a mile.

•  Left into Bethpage Camp – Resort entrance.

                                                                 (continued on reverse)

PROXY

EASTERN VIRGINIA BANKSHARES, INC.

217 Duke Street, Box 1455

Tappahannock, Virginia 22560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoint(s) F. Warren Haynie, Jr. and William L. Lewis, jointly and severally, proxies, with full power to act alone, and with full power of substitution to represent the undersigned and to vote, as designated below, all the shares of common stock of Eastern Virginia Bankshares, Inc. that the undersigned would be entitled to vote as of March 14, 2003, at the annual meeting of shareholders to be held on April 17, 2003, at Bethpage Conference Center, 679 Browns Lane, Urbanna, Virginia, at 4:00 P.M. or any adjournment thereof.

1.	TO ELECT AS DIRECTORS ALL NINE NOMINEES LISTED BELOW.

INSTRUCTION:	☐	FOR all nominees (except as indicated below). To withhold authority to vote for specific nominee(s), strike a line through the nominee’s name(s) in the list below.
	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
	☐	ABSTAIN

W. Rand Cook    F. L. Garrett, III    F. Warren Haynie, Jr.    William L. Lewis    Charles R. Revere
    Joe A. Shearin    Howard R. Straughan, Jr.    Leslie E. Taylor    J. T. Thompson, III

2.	TO APPROVE THE 2003 STOCK INCENTIVE PLAN.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	TO RATIFY THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., INDEPENDENT PUBLIC ACCOUNTANTS, AS AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy, management has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

From Kilmarnock, VA. :

•  Take Rt. 3 East to White Stone.

•  Go across the Rappahannock River (Norris Bridge at White Stone), go
3 miles to Stop sign, where road will end at Rt. 33 (Harmony Grove Baptist Church).

•  Right on Rt. 33 West, go 5 miles.

•  Right at traffic light on Rt. 227 North (Urbanna Road), go approximately 2 miles.

•  Keep straight, going through Town by:

- Turning Right on Cross Street

- Left on Virginia Street

•  Just outside of Town Rt. 227 will end & Rt. 602 will begin.

•  (keep straight on Rt. 602 approximately ½ mile)

•  Right on Browns Lane, go 7 tenths of a mile.

•  Left into Bethpage Camp – Resort entrance.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as stock is registered. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

If you plan to attend the Annual Meeting of Shareholders in person, please indicate the number of individuals planning to attend.

Number planning to attend

Signature

Signature (if held jointly)

Dated:                                                                          , 2003